REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 23, 2006, by and between Indigo-Energy, Inc., a Nevada corporation (the "Company"), and HUB Energy, LLC, a Pennsylvania limited liability company (the "Holder" and together with the Company, the "Parties" each a "Party").

      This Agreement is made pursuant to the Advisory Services Agreement, dated as of June 23, 2006 by and between the Parties (the "Advisory Services Agreement"). The Company and the Purchasers hereby agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Advisory Services Agreement. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Common Stock" means any shares of common stock of the Company, par value $.001 per share and any options, warrants or other rights to repurchase such securities.

            (b) "Conversion Shares" means the Common Stock underlying the Company's Preferred Stock;

            (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

            (d) "GAAP" means generally accepted accounting principles, as in effect from time to time in the United States, consistently applied;

            (e) "Person" means a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof;

            (f) "Prospectus" means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus;

            (g) "Registration" means the registration described in Section 2 hereof;

            (h) "Registrable Securities" means the Conversion Shares and Common Stock, owned by the Holder and issued pursuant to the Advisory Services Agreement;

            (i) "Registration Statement" means the registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement;


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            (j) "Restricted Stock" means any shares of Common Stock of the
Company issued to Holder for which a Registration Statement has not become effective;

            (k) "SEC" means the U.S. Securities and Exchange Commission.

            (l) "Securities Act" means the Securities Act of 1933, as from time to time amended;

            (m) "Selling Holder" means any holder of Restricted Stock who exercises any Registration Rights granted hereunder; and

            (n) "Share" means the Common Stock of the Company.

      2. Piggyback Registration Rights. Subject to Section 6, if at any time or from time to time, the Company proposes to register any of its equity securities under the Securities Act with respect to an offering for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, or a transaction to which Rule 145 (or any successor provision) under the Securities Act applies, then the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable (but no later than twenty
(20) business days) before the anticipated initial filing date, and such notice shall offer the Holder the opportunity to register such number of shares of Restricted Stock as such Holder may request. The Holder desiring to have Restricted Stock included in such registration statement shall so advise the Company in writing within ten (10) business days after the date on which the Company's notice is so given, setting forth the number of shares of Restricted Stock for which registration is requested. The Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holder of the Restricted Stock requested to be registered under the Securities Act (and any related qualification or registration under blue sky laws) to include such registered Stock in such offering on the same terms and conditions as any similar securities of the Company therein, and to include such Registered Stock within any underwriting involved therein all of the Restricted Stock that the Holder has requested to be registered. The right of the Holder to registration pursuant to this Section 2 in connection with an underwritten offering by the Company shall, unless the Company otherwise assents, be conditioned upon such Holder's participation as a seller in such underwritten offering and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company that either because of (a) the kind of securities that the Company, the Holder and any other persons or entities intended to be included in such offering or (b) the size of the offering that the Company, the Holder and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares of Restricted Stock to be registered and offered for the account of the Holder, and any other persons or entities intended to be included in such offering, shall be reduced pro rata on the basis of the number of securities requested by such Holder to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (provided that if securities are being registered and offered for the account of other persons or entities in addition to the Company, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriters opinion, (x) the Restricted Stock to be included in such registration and offering shall be reduced as described in clause (i) above or
(y) if such actions would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Restricted Stock requested to be included would have on such offering, such Restricted Stock will be excluded entirely from such registration and offering. Any Restricted Stock excluded from an underwriting shall, if applicable, be withdrawn from registration and shall not, without the consent of the Company, be transferred in a public distribution prior to the earlier of ninety (90) days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or ninety (90) days after the date the Holder of such Restricted Stock are notified of such exclusion.


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

      3. Registration Procedures. Whenever the Holder of Restricted Stock has requested pursuant to Section 2 that any Restricted Stock be registered, the Company shall, subject to the provisions of Section 3 hereof, use its reasonable best efforts to effect the registration and the sale or distribution of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

            (a) prepare and file with the SEC, a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided that, after the filing of the Registration Statement, the Company shall promptly notify the Selling Holder of Restricted Stock of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days or such shorter period as shall terminate when the distribution of all Restricted Stock covered by such Registration Statement shall have terminated (but not before the expiration of the ninety day (90) period referred to in Section of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Selling Holder thereof set forth in such Registration Statement;

            (c) as soon as reasonably practicable, furnish to the Selling Holder, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such registration Statement (including each preliminary Prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such Selling Holder;


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

            (d) use its best efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States and Canada as the Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such Selling Holder; provided that the Company shall not be required to (i) qualify generally to do business or file a general consent to service of process in any jurisdiction or (ii) take any action that would subject itself to taxation in any such jurisdiction;

            (e) promptly notify the Selling Holder of such Restricted Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holder any such supplement or amendment;

            (f) enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company and a majority in interest of the Selling Holder;

            (g) make available for inspection by the Selling Holder, any underwriter participating in any sale or distribution pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such Registration Statement; provided that the Company shall have no obligation to permit such access to the Records or its officers or employees in a manner that would unreasonably disrupt the normal conduct of its business operations. Each such Selling Holder and Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, as being confidential or proprietary ("Confidential Information") shall be required at the Company's option, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process and shall not use such information for any purpose other than the limited purpose contemplated by this subsection (g). The Selling Holder and Inspector shall be required further to agree that it shall, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information;


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

            (h) in the event such sale is pursuant to an underwritten offering, use its reasonable best efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests; and (i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 (or any successor provision) under the Securities Act). Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (e) hereof, such Selling Holder shall forthwith discontinue all offerings, sales and other dispositions of Restricted Stock pursuant to the Registration Statement covering such Restricted Stock until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (e) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (b) hereof to and including the first date on which the Selling Holder of Restricted Stock covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by subsection (e) hereof. Each Selling Holder shall notify the Company if any event relating to such Selling Holder occurs which would require the preparation of a supplement or amendment to the Prospectus so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (i) use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of such Restricted Stock contemplated hereby.

      4. Conditions and Limitations.

            (a) The Company's obligations under this Section 4 shall be subject to the Company having received the information and documents specified in
Section 5 hereof and the Selling Holder shall have observed or performed its other covenants contained in Sections 5 and 7 hereof.

            (b) The Company's obligation under this Section 4 hereof shall be subject to the limitations and conditions specified in such section, and to the condition that the Company may at any time terminate its proposal to register equity securities for its own account and discontinue its efforts to cause a Registration Statement to become or remain effective as to any and all shares of Restricted Stock that would otherwise have been eligible for inclusion in such registration.

      5. Certain Covenants of the Holder. Notices and requests delivered to the Company by Holder for whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the actions contemplated to be taken pursuant to this Agreement. Any Holder whose Restricted Stock is included in a Registration Statement pursuant to this Agreement shall execute all consents, powers of attorney, Registration Statements and other documents reasonably required to be executed by it in order to cause such Registration Statement to became effective. Each Selling Holder covenants that, in disposing of such Holder's shares, such Holder will comply with Rules 10b-2, 10b-5, 10b-6 and 10b-7 (or any successor provisions) under the Exchange Act and all other requirements of applicable law.


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

      6. Registration Expenses.

            (a) All Registration Expenses (as defined in Section 6(b)) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock shall be borne by the Selling Holder of the Restricted Stock to which such discount or commission relates, and the Selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such Selling Holder and all other out-of-pocket expenses incurred by such Selling Holder in connection with any registration under this Agreement.

            (b) As used herein, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), rating agency fees, printing expenses, the fees and expenses incurred in connection with the listing or admission for quotation of the securities to be registered on any securities exchange or quotation system and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special expert retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company.

      7. Indemnification; Contribution.

            (a) Indemnification by the Company. In connection with any offering of Restricted Stock pursuant to this Agreement, the Company shall indemnify and hold harmless the Selling Holder, its officers, directors and agents and each person, if any, who controls such Selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof), costs and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to Restricted Stock or in any amendment or supplement thereto or in any preliminary Prospectus relating to Restricted Stock or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of, or are based upon, (x) any such untrue statement or alleged untrue statement or any omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein. In connection with any underwritten offering of Restricted Stock registered pursuant to this Agreement, the Company shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7(a) indemnifying and providing for contribution to the Selling Holder.


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

            (b) Indemnification by the Selling Holder. In connection with any offering of Restricted Stock pursuant to this Agreement, the Selling Holder shall indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and, in accordance with industry practice, in the case of an offering of Restricted Stock pursuant to this Agreement, each underwriter of such Restricted Stock if requested by such underwriter, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to Restricted Stock or in any amendment or supplement thereto or in any preliminary Prospectus relating to Restricted Stock, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that (i) such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein and (ii) no Selling Holder shall be liable for any indemnification under this Section 7(b) in an aggregate amount which exceeds the total net proceeds received by such Selling Holder from such offering. In connection with any underwritten offering of Restricted Stock registered pursuant to this Agreement, the Selling Holder shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7(b) indemnifying and providing for contribution to the Company.

            (c) Conduct of Indemnification Proceedings. Promptly after receipt by a person or entity entitled to indemnification under this paragraph (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any party required to provide indemnification (an "Indemnifying Party") under this
Section 7, notify the Indemnifying Party in writing of the commencement thereof and promptly after receipt by any Indemnified Party of notice of any action or proceeding (including any governmental investigation) brought or asserted against any Indemnified Party hereunder in respect of which indemnity may be sought from an Indemnifying Party hereunder, such Indemnifying Party shall provide the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii)


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

the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party, which firm shall be designated in writing by such Indemnified Party and reasonably satisfactory to the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding erected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

            (d) Contribution. If the indemnification provided for in this
Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions or alleged statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding sentences shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this
Section 7(d), no Selling Holder shall be required to contribute an amount in excess of the amount by which the total price at which the Restricted Stock of such Selling Holder was offered to the public exceeds the amount of any fee which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


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

      8. Reports Under the Exchange Act. With a view to making available to the Selling Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Selling Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

            (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) Furnish to the Selling Holder so long as such Selling Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Security Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Selling Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

      9. Representations and Warranties. The Company represents and warrants that:

            (a) Existence and Rights. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority, to carry on its business and to own and use the properties owned and used by it. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect on the assets or business of the Company.

            (b) Corporate Authorization. The Company has all necessary power and authority to enter into this Agreement and has taken all action, specifically including, without limitation, all corporate action, necessary to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.


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

            (c) No Conflict. The execution, delivery and performance of this Agreement and of the related documents by the Company will not violate any provision of the Company's Articles of Incorporation or Bylaws; or violate any law or rule or regulation of any administrative agency or governmental body; or any order, writ, injunction or decree of any court, arbiter, administrative agency or governmental authority having jurisdiction over the Company; or violate any indenture, mortgage, contract, will, agreement or other undertaking to which the Company is a party or is subject, or result in the creation or imposition of any lien or encumbrance on any of the properties of the Company under any of the foregoing.

            (d) Litigation. There is no litigation, proceeding, dispute, tax audit or other governmental investigation pending, or to the best of the Company's knowledge, threatened against, or affecting the Company's business or its assets before any court or governmental agency or other body, which would adversely affect the financial condition of The Company, its assets, or the conduct of the Company's business, or which may impede the transaction contemplated herein. There are no outstanding and unpaid judgments, tax deficiencies, statements, or notices of assessments or other demands for payment of taxes served on or filed against the Company. The Company is not in default with respect to an order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

      10. Miscellaneous.

            (a) Notices. Any notice or other communication required or permitted to be given under this Agreement shall be deemed given when received in writing by the Parties at the address below or to such other address or the attention of such other party as the Parties shall advise the other by written notice given in conformity herewith:

            If to the Company:        Indigo-Energy, Inc.
                                      13350 Random Hills Road
                                      Suite 800
                                      Fairfax, VA 22030
                                      Tel: (703) 934-6189
                                      Fax:(703) 591-3049
                                      Attention: David Larson

            With a Copy to:           Gersten Savage, LLP
                                      600 Lexington Avenue
                                      New York, New York, 10022
                                      Attention: Arthur S. Marcus, Esq.

            If to the Advisor:        HUB Energy, LLC
                                      255 Airport Road
                                      Indiana, PA 15701
                                      Tel: (724) 349-6990
                                      Attention: Mark A. Thompson


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

or to such other address or the attention of such other party as the Parties shall advise the other by notice in conformity herewith.

            (b) Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

            (c) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws provisions. Venue shall be the court of Common Pleas, Indiana, PA.

            (d) Entire Agreement. This Agreement, including any other instrument referred to herein or in the Advisory Services Agreement constitutes the entire understanding and agreement of the parties hereto, and supersedes any and all prior understandings or other agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other agreement, statement or promise not contained in this agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

            (e) Waivers. Waiver of any term or condition of this Agreement by any Party shall be effective if in writing, signed by the Party against whom such waiver is asserted. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

            (f) Tax Consultation. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

            (g) Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (h) Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

            (i) Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, but only from the offending party, in addition to any other relief to which it may be entitled.

            (j) Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement.

            (k) Capacity. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

            (l) Further Assurances. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, the other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect to the obligations created by this Agreement.

            (m) Amendments. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby.

            (n) Binding Effect and Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, successors, agents, servants, employees, attorneys, and assigns.

            (o) Counterparts. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.



                                                     INDIGO-ENERGY, INC.


                                                     By: /s/ David Larson
                                                     ---------------------------
                                                     Name:  David Larson
                                                     Title: President


                                                     HUB ENERGY, LLC


                                                     By: /s/ Mark A. Thompson
                                                     ---------------------------
                                                     Name:  Mark A. Thompson
                                                     Title: President